Exhibit 99.1

FOR RELEASE, Wednesday, March 24, 2021	For Further Information:
1:10 p.m. Pacific Time	Jill Peters, Investor Relations Contact
(310) 893-7456 or jpeters@kbhome.com
Cara Kane, Media Contact
(321) 299-6844 or ckane@kbhome.com

KB HOME REPORTS 2021 FIRST QUARTER RESULTS
Diluted Earnings Per Share Grew 62% to $1.02
Gross Margin Expanded to 20.8%, Up 340 Basis Points
Net Order Value Rose 35%; Backlog Value Increased 74% to $3.7 Billion

LOS ANGELES (March 24, 2021) — KB Home (NYSE: KBH) today reported results for its first quarter ended February 28, 2021.
“We begin 2021 with positive momentum continuing across our business. We achieved a 62% increase in our first quarter diluted earnings per share primarily driven by substantial growth in our gross margin to 21.1%, excluding inventory-related charges. Multiple factors contributed to our significantly higher profitability, in particular, our effective management of order pace, price and starts to optimize our assets and generate a strong return on each community,” said Jeffrey Mezger, Chairman, President and Chief Executive Officer. “The combination of healthy housing market conditions and our customer-centric approach produced a 23% year-over-year increase in our net orders to nearly 4,300 homes. The ongoing strength in our order activity reflects the favorable demographics underlying demand. Millennials, the largest adult population in the U.S., are now in their prime homebuying years and continue to represent our largest cohort of buyers, underscoring our competitive advantage in serving first-time buyers and success in building homes in desirable locations at affordable price points.”

“With our full year coming into better view, supported by a 74% year-over-year increase in our backlog value and our ability to match housing starts to net orders, we believe we are now even better positioned for meaningful growth in 2021,” continued Mezger. “We are executing on our plan to expand our scale while driving both margins and returns higher.”
Three Months Ended February 28, 2021 (comparisons on a year-over-year basis)
•Revenues increased 6% to $1.14 billion.
•Homes delivered rose 4% to 2,864, their highest first-quarter level since 2008.
•Average selling price increased 2% to $397,100.
•Homebuilding operating income grew 90% to $114.1 million from $60.2 million. The homebuilding operating income margin increased 440 basis points to 10.0%. Excluding inventory-related charges of $4.1 million in the current quarter and $5.7 million in the year-earlier quarter, this metric improved to 10.4% from 6.1%.
◦The housing gross profit margin expanded 340 basis points to 20.8%. Excluding inventory-related charges, the housing gross profit margin increased 320 basis points to 21.1%.

▪The housing gross profit margin improvement mainly reflected a favorable pricing environment due to the strength of housing market demand, increased operating leverage due to higher revenues, and lower amortization of previously capitalized interest.
▪Adjusted housing gross profit margin, a metric that excludes inventory-related charges and the amortization of previously capitalized interest, increased to 24.0% from 21.1%.
◦Selling, general and administrative expenses as a percentage of housing revenues decreased to 10.7% from 11.8%, mainly due to targeted actions the Company took last year to reduce overhead costs in the early stages of the COVID-19 pandemic; lower advertising costs, partly reflecting the strong housing demand; and increased operating leverage from higher revenues.
•The Company’s financial services operations generated pretax income of $8.5 million, which increased 46% primarily due to higher income from its mortgage banking joint venture, KBHS Home Loans, LLC.
◦KBHS Home Loans, LLC originated 79% of the residential mortgage loans the Company’s homebuyers obtained to finance their home purchase, compared to 71%.
•Total pretax income grew 79% to $123.6 million. As a percentage of revenues, pretax income increased 440 basis points to 10.8%.
•The Company‘s income tax expense and effective tax rate were $26.5 million and approximately 21%, respectively, compared to income tax expense of $9.1 million and an effective tax rate of approximately 13%. The higher effective tax rate reflected the substantial increase in the Company’s pretax income, which reduced the proportionate favorable impact of federal energy tax credits and stock-based compensation tax benefits on the overall rate.
•Net income of $97.1 million and diluted earnings per share of $1.02 each increased 62%, compared to net income of $59.7 million and diluted earnings per share of $.63.
Backlog and Net Orders (comparisons on a year-over-year basis)
•Net orders grew 23% to 4,292, the Company’s highest first-quarter level in 14 years, with net order value increasing by $486.4 million, or 35%, to $1.87 billion. Both net orders and net order value rose in all of the Company’s four regions, with net order value growth ranging from 30% in the West Coast and Southwest regions to 48% in the Central region.
◦The cancellation rate as a percentage of gross orders improved to 10% from 14%.
◦Company-wide, net orders per community averaged 6.4 per month, up 39% compared to 4.6.
•Ending backlog grew 59% to 9,238 homes, driving a 74% increase in ending backlog value to $3.69 billion. Each of the Company’s four regions posted sizable increases in backlog value, ranging from 47% in the Southwest region to 99% in the West Coast region.
•Average community count for the quarter decreased 11% to 223. Ending community count of 209 was down 16%.
Balance Sheet as of February 28, 2021 (comparisons to November 30, 2020)
•Cash and cash equivalents totaled $569.8 million, compared to $681.2 million.
◦The Company had total liquidity of $1.36 billion, including cash and cash equivalents and $787.6 million of available capacity under its unsecured revolving credit facility. The Company did not borrow under the facility during the quarter.
•Inventories increased 6% to $4.12 billion.

◦Investments in land acquisition and development in the current quarter grew 37% to $556.0 million, compared to $405.0 million in the year-earlier quarter.
◦The Company’s lots owned or under contract increased to 69,694, up 10% from the year-earlier quarter and 4% from November 30, 2020.
▪Of the Company’s total lots, approximately 60% were owned and 40% were under contract.
▪The Company’s 41,582 owned lots represented a supply of approximately 3.9 years, based on homes delivered in the trailing 12 months.
•Notes payable of $1.75 billion were essentially unchanged.
◦The Company’s debt to capital ratio of 38.9% improved 70 basis points. The Company’s net debt to capital ratio was 30.0%. On a year-over-year basis, the debt to capital ratio and net debt to capital ratio improved 280 basis points and 510 basis points, respectively.
◦In February 2021, Moody’s Investors Service reaffirmed the Company’s corporate credit rating of Ba3 and upgraded the rating outlook to positive from stable.
Conference Call
The conference call to discuss the Company’s 2021 first quarter earnings will be broadcast live TODAY at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. To listen, please go to the Investor Relations section of the Company’s website at kbhome.com.
About KB Home
KB Home (NYSE: KBH) is one of the largest and most recognized homebuilders in the United States and has been building quality homes for over 60 years. Today, KB Home operates in 45 markets across eight states, serving a wide array of buyer groups. What sets us apart is how we give our customers the ability to personalize their homes from homesites and floor plans to cabinets and countertops, at a price that fits their budget. We are the first builder to make every home we build ENERGY STAR® certified. In fact, we go beyond the EPA requirements by ensuring every ENERGY STAR certified KB home has been tested and verified by a third-party inspector to meet the EPA’s strict certification standards, which helps lower the cost of ownership and to make our new homes healthier and more comfortable than new ones without certification. We also work with our customers every step of the way, building strong personal relationships so they have a real partner in the homebuying process, and the experience is as simple and easy as possible.  Learn more about how we build homes built on relationships by visiting kbhome.com.
Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; the execution of any share repurchases pursuant to our board of directors’ authorization; material and trade costs and availability, particularly lumber; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; home selling prices, including our homes’ selling prices, increasing at a faster rate than consumer incomes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors; any failure of lawmakers to agree on a budget or appropriation legislation to fund the federal government’s operations, and financial markets’ and businesses’ reactions to any such failure; government actions, policies, programs and regulations directed at or affecting the housing market (including the Coronavirus Aid, Relief, and Economic Security Act relief provisions for outstanding mortgage loans and any extensions or broadening thereof, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including those resulting from regulatory guidance and interpretations issued with respect thereto; changes in U.S. trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; the adoption of new or amended financial accounting standards and the guidance and/or interpretations with respect thereto; the availability and cost of land in desirable areas and our ability to timely develop acquired land parcels and open new home communities; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets and in entering into new markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our business strategies and achieve any associated financial and operational targets and objectives, including those discussed in this release or in other public filings, presentations or disclosures; income tax expense volatility associated with stock-based compensation; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; the performance of KBHS, our mortgage banking joint venture with Stearns Ventures, LLC; information technology failures and data security breaches; an epidemic or pandemic (such as the outbreak and worldwide spread of COVID-19), and the control response measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; a continuation of widespread protests and civil unrest related to efforts to institute law enforcement and other social and political reforms, and the impacts of implementing or failing to implement any such reforms; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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(Tables Follow)
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KB HOME
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended February 28, 2021 and February 29, 2020
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended
	February 28, 2021	February 29, 2020
Total revenues	$1,141,738	$1,075,935
Homebuilding:
Revenues	$1,138,008	$1,072,382
Costs and expenses	(1,023,914)	(1,012,187)
Operating income	114,094	60,195
Interest income	653	935
Equity in income of unconsolidated joint ventures	304	1,905
Homebuilding pretax income	115,051	63,035
Financial services:
Revenues	3,730	3,553
Expenses	(1,200)	(962)
Equity in income of unconsolidated joint ventures	5,970	3,222
Financial services pretax income	8,500	5,813
Total pretax income	123,551	68,848
Income tax expense	(26,500)	(9,100)
Net income	$97,051	$59,748
Earnings per share:
Basic	$1.05	$.66
Diluted	$1.02	$.63
Weighted average shares outstanding:
Basic	91,716	89,842
Diluted	94,903	94,205

KB HOME
CONSOLIDATED BALANCE SHEETS
(In Thousands - Unaudited)

	February 28, 2021	November 30, 2020
Assets
Homebuilding:
Cash and cash equivalents	$569,793	$681,190
Receivables	249,234	272,659
Inventories	4,123,953	3,897,482
Investments in unconsolidated joint ventures	46,453	46,785
Property and equipment, net	67,558	65,547
Deferred tax assets, net	215,145	231,067
Other assets	118,306	125,510
	5,390,442	5,320,240
Financial services	36,342	36,202
Total assets	$5,426,784	$5,356,442

Liabilities and stockholders’ equity
Homebuilding:
Accounts payable	$280,541	$273,368
Accrued expenses and other liabilities	649,110	667,501
Notes payable	1,747,007	1,747,175
	2,676,658	2,688,044
Financial services	1,942	2,629
Stockholders’ equity	2,748,184	2,665,769
Total liabilities and stockholders’ equity	$5,426,784	$5,356,442

KB HOME
SUPPLEMENTAL INFORMATION
For the Three Months Ended February 28, 2021 and February 29, 2020
(In Thousands, Except Average Selling Price - Unaudited)

	Three Months Ended
	February 28, 2021	February 29, 2020
Homebuilding revenues:
Housing	$1,137,353	$1,071,810
Land	655	572
Total	$1,138,008	$1,072,382

Homebuilding costs and expenses:
Construction and land costs
Housing	$901,178	$885,481
Land	731	572
Subtotal	901,909	886,053
Selling, general and administrative expenses	122,005	126,134
Total	$1,023,914	$1,012,187

Interest expense:
Interest incurred	$31,092	$30,962
Interest capitalized	(31,092)	(30,962)
Total	$—	$—

Other information:
Amortization of previously capitalized interest	$32,650	$34,575
Depreciation and amortization	7,724	7,929

Average selling price:
West Coast	$582,000	$610,200
Southwest	351,500	316,400
Central	306,300	292,900
Southeast	288,400	292,000
Total	$397,100	$389,500

KB HOME SUPPLEMENTAL INFORMATION For the Three Months Ended February 28, 2021 and February 29, 2020 (Dollars in Thousands - Unaudited)

			Three Months Ended
			February 28, 2021	February 29, 2020
Homes delivered:
West Coast			884	794
Southwest			534	603
Central			1,011	968
Southeast			435	387
Total			2,864	2,752

Net orders:
West Coast			1,160	979
Southwest			867	765
Central			1,598	1,217
Southeast			667	534
Total			4,292	3,495

Net order value:
West Coast			$779,551	$598,416
Southwest			333,919	257,220
Central			552,941	373,481
Southeast			202,657	153,537
Total			$1,869,068	$1,382,654

	February 28, 2021		February 29, 2020
	Homes	Value	Homes	Value
Backlog data:
West Coast	2,300	$1,417,644	1,228	$712,218
Southwest	1,854	669,939	1,400	456,024
Central	3,624	1,176,047	2,237	680,904
Southeast	1,460	430,488	956	275,405
Total	9,238	$3,694,118	5,821	$2,124,551

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages - Unaudited)
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted housing gross profit margin and ratio of net debt to capital, neither of which is calculated in accordance with generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures are relevant and useful to investors in understanding its operations and the leverage employed in its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. However, because they are not calculated in accordance with GAAP, these non-GAAP financial measures may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to operating performance and/or financial measures prescribed by GAAP. Rather, these non-GAAP financial measures should be used to supplement their respective most directly comparable GAAP financial measures in order to provide a greater understanding of the factors and trends affecting the Company’s operations.
Adjusted Housing Gross Profit Margin
The following table reconciles the Company’s housing gross profit margin calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s adjusted housing gross profit margin:

	Three Months Ended
	February 28, 2021	February 29, 2020
Housing revenues	$1,137,353	$1,071,810
Housing construction and land costs	(901,178)	(885,481)
Housing gross profits	236,175	186,329
Add: Inventory-related charges (a)	4,064	5,672
Housing gross profits excluding inventory-related charges	240,239	192,001
Add: Amortization of previously capitalized interest (b)	32,496	34,575
Adjusted housing gross profits	$272,735	$226,576
Housing gross profit margin	20.8%	17.4%
Housing gross profit margin excluding inventory-related charges	21.1%	17.9%
Adjusted housing gross profit margin	24.0%	21.1%
(a)    Represents inventory impairment and land option contract abandonment charges associated with housing operations.
(b)    Represents the amortization of previously capitalized interest associated with housing operations.
Adjusted housing gross profit margin is a non-GAAP financial measure, which the Company calculates by dividing housing revenues less housing construction and land costs excluding (1) housing inventory impairment and land option contract abandonment charges (as applicable) recorded during a given period and (2) amortization of previously capitalized interest associated with housing operations, by housing revenues. The most directly comparable GAAP financial measure is housing gross profit margin. The Company believes adjusted housing gross profit margin is a relevant and useful financial measure to investors in evaluating the Company’s performance as it measures the gross profits the Company generated specifically on the homes delivered during a given period. This non-GAAP financial measure isolates the impact that housing inventory impairment and land option contract abandonment charges, and the amortization of previously capitalized interest associated with housing operations, have on housing gross profit margins, and allows investors to make comparisons with the Company’s competitors that adjust housing gross profit margins in a similar manner. The Company also believes investors will find adjusted housing gross profit margin relevant and useful because it represents a profitability measure that may be compared to a prior period without regard to variability of housing inventory impairment and land option contract abandonment charges, and amortization of

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages - Unaudited)
previously capitalized interest associated with housing operations. This financial measure assists management in making strategic decisions regarding community location and product mix, product pricing and construction pace.
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

	February 28, 2021	November 30, 2020
Notes payable	$1,747,007	$1,747,175
Stockholders’ equity	2,748,184	2,665,769
Total capital	$4,495,191	$4,412,944
Ratio of debt to capital	38.9%	39.6%

Notes payable	$1,747,007	$1,747,175
Less: Cash and cash equivalents	(569,793)	(681,190)
Net debt	1,177,214	1,065,985
Stockholders’ equity	2,748,184	2,665,769
Total capital	$3,925,398	$3,731,754
Ratio of net debt to capital	30.0%	28.6%
The ratio of net debt to capital is a non-GAAP financial measure, which the Company calculates by dividing notes payable, net of homebuilding cash and cash equivalents, by capital (notes payable, net of homebuilding cash and cash equivalents, plus stockholders’ equity). The most directly comparable GAAP financial measure is the ratio of debt to capital. The Company believes the ratio of net debt to capital is a relevant and useful financial measure to investors in understanding the leverage employed in the Company’s operations.